Exhibit 10.1

The Dewey Electronics Corporation

NOTE MODIFICATION AGREEMENT

This Agreement made this 9th day of November, 2005 by and between The Dewey Electronics Corporation, having an address of 27 Muller Road, Oakland, NJ 07436, (the "Borrower") and Sovereign Bank, having an address of 165 Passaic Avenue, Fairfield, NJ 07004 (the "Lender").

Whereas, on November 1, 1999, the Borrower made and delivered to the Lender a line of Credit evidenced by Promissory Note in the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) bearing the same date (the "Note"). The Note has a maturity date due and payable on Demand (the "Maturity Dare"); and

Whereas, the Review Date of the Note is October 31,2005 (the "Estimated Maturity Date"); and

Whereas, the Note provided for a variable Interest Rate of the Sovereign Bank Prime Rate plus .25% to change as and when the Sovereign Bank Prime Rate changes (the "Interest Rate"); and

Whereas, the outstanding principal balance owing on the Note as of October 31, 2005 is Zero and 00/100 Dollars ($0.00) (the "Outstanding Principal "Balance") and

Whereas, it is mutually beneficial and agreeable to the Borrower and Lender that the Note be modified.

Now Therefore, in consideration of the mutual benefits inuring to Borrowers and Lender the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, it is agreed that the Note is hereby modified as described below.

1. Upon execution of this Agreement, the Estimated Maturity Date of the Note shall be changed to December 1, 2006.

2. All terms of the Note will continue to be fully effective, except to the extent that any of them are expressly changed by this Agreement. The undersigned Borrower hereby confirms and acknowledges that he has no defense, counterclaim or setoff which could effect the enforceability of the Note and all other Loan Documents and hereby reaffirm the validity of the Note and all other Loan Documents.

In Witness hereof, the parties hereto have hereunto set their hands and seal this 9th day of November, 2005.

WITNESS:                       LENDER:
                               Sovereign Bank

                               By /s/ John P. Leifer, Vice President
                                      John P. Leifer, Vice President
WITNESS:                       BORROWER:
                               The Dewey Electronics Corporation

/s/ Thom A. Velto              By: /s/ John H.D. Dewey, President/CEO
    Thom A. Velto                      John H.D. Dewey, President/CEO

PROMISSORY NOTE

Borrower: The Dewey Electronics Corporation   Lender: Sovereign Bank
(TIN:  131 803974)                                    Fairfield Office
27 Muller Road                                        165 Passaic Avenue
Oakland, NJ 07436                                     Fairfield, NJ 07004

Principal Amount: $500,000.00
Initial Rate: 9.000%
Date of Note: November 1, 1999

PROMISE TO PAY. The Dewey Electronics Corporation ("Borrower") promises to pay to Sovereign Bank ("Lender"), or order, in lawful money of the United States of America, on demand, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. Borrower also promises to pay all applicable fees and expenses.

PAYMENT. Borrower will pay this loan immediately upon Lender's demand. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 30, 1999, with all subsequent interest payments to be due on the last day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate of interest announced from time to time by Lender as its "Prime Rate" or "Prime Lending Rate". This rate of interest is determined from time to time by Lender as a means of pricing some loans to its customers, and it is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers of Lender. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.750* percentage points over the Index, resulting in an initial rate of 9.000% per annum.
NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

*Changed to 0.250 effective November 28, 2000.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a regularly scheduled interest payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment. This late charge shall be paid to Lender by Borrower for the purpose of defraying the expense incident to the handling of the delinquent payment. If Lender demands payment of this loan, and Borrower does not pay the loan within 15 days after Lender's demand, Borrower also will be charged 5.000% of the unpaid portion of the sum of the unpaid principal plus accrued unpaid interest.

DEFAULT. Borrower will be in default if any of the following happens:
(a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (1) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of or levy on any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note.
(h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.750 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this
Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New Jersey. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Morris County, the State of New Jersey. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.
COLLATERAL. This Note is secured by UCC's filed with the New Jersey Secretary of State and Bergen County Clerk's office with a lien on all business assets: Subordination of officer debt I/N/O Gordon C. Dewey I/A/O $200,000.00; Cross-Collateralization and Cross-Defaulted with existing loans.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: Gordon C. Dewey, President. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantors guarantee of this Note or any other loan with Lender;
(d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

REQUEST FOR FINANCIALS. Borrower and Guarantor(s) agree to provide signed financial statements in a form satisfactory to the Lender within ninety (90) days of fiscal year end and tax returns within fifteen (15) days of filing on an annual basis. Failure to provide updated financial statements and tax returns shall be considered as a default of the Note.

LINE OF CREDIT RENEWAL. This Line of Credit is subject to annual review. Renewal will be based on Lender's ongoing satisfaction with Borrower's financial condition.

11-01-1999 PROMISSORY NOTE Page 2
Loan No (Continued)

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE
INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED
COPY OF THE NOTE.

BORROWER:
The Dewey Electronics Corporation

By /s/ Gordon C. Dewey
     Gordon C. Dewey, President

ATTEST:
/s/ Thom A. Velto
    Thom A. Velto, Treasurer

LENDER:
Sovereign Bank

By /s/ Joseph Critchley
Authorized Officer